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                                                                    EXHIBIT 1.24

                                  RESOLUTION

                        WRITTEN CONSENT OF DIRECTORS OF

                            ACCESSPOINT CORPORATION

                             a Nevada Corporation

     The undersigned, being all or a quorum of the members of the Board of Directors of Accesspoint Corporation, a Nevada Corporation ("Corporation"), do hereby consent in writing to the adoption of the following resolution.

     WHEREAS, this Corporation obtained a loan on August 3, 2000, from Pacific Capital Group Limited in the principal amount of $30,000.00 ("Loan");

     WHEREAS, this Corporation and the above lender have agreed to convert the Loan into common stock of this Corporation at a conversion rate of $1.25 per share;

     WHEREAS, it is deemed to be in the best interest of this Corporation, and its shareholders, to issue to the above lender 24,000 shares of common stock of this Corporation as and for conversion of the Loan;

     WHEREAS, it is deemed to be in the best interest of this Corporation, and its shareholders, to instruct this Corporation's stock transfer agent, Pacific Stock Transfer Company, to immediately issue the foregoing shares to the above lender;

     NOW, THEREFORE, BE IT RESOLVED, that this Corporation convert the Loan into common voting stock of this Corporation and pursuant thereto issue to the lender thereof, 24,000 shares of common voting stock of this Corporation, and that the officers and directors of this Corporation be, and hereby are, authorized and empowered to execute such documents and instruments and perform such acts as may be necessary or proper to carry out the purpose and intent of these resolutions;

     RESOLVED FURTHER, that the action of the officers and directors of this Corporation heretofore perform in furtherance of the purpose and intent of this resolution be, and hereby are, adopted, approved, and ratified in full.

     This consent has been executed pursuant to Section 307(b) of the California Corporations Code and Section 78.315(2) of the Nevada Revised Statutes. The Board of Directors thereupon instructed the Secretary of the Corporation to place a copy of the above resolutions in and among the minutes of the Corporation.

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Dated: August 25, 2000

                                             /s/ Tom M. Djokovich
                                             ----------------------------------
                                             Tom M. Djokovich, Director


                                             /s/ James W. Bentley
                                             ----------------------------------
                                             James W. Bentley, Director


                                             /s/ Tamara A. Djokovich
                                             ----------------------------------
                                             Tamara A. Djokovich, Director


                                             /s/ Alfred Urcuyo
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                                             Alfred Urcuyo, Director


                                             /s/ Mark Deo
                                             ----------------------------------
                                             Mark Deo, Director

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